Exhibit 3.62

Microfilm Number ______________	Filed with the Department of State on DEC 05 1997

Entity Number 901216	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
DSCB:15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. §8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: C/N OAKLANDS LIMITED PARTNERSHIP III

2.	The date of filing of the original Certificate of Limited Partnership is: 01/17/86

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: at
Date Hour

5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 18th day of November, 1997.

Brandywine Operating Partnership
	By:	Brandywine Realty Trust

(Name of Partnership)

	BY:	XXXXXX

(Signature)

:	TITLE:	President and Chief Executive Officer

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
C/N OAKLANDS LIMITED PARTNERSHIP III

1. The name of the Partnership is C/N Oaklands Limited Partnership III.

2. The registered office of the Partnership in the Commonwealth of Pennsylvania is c/o Brandywine Realty Trust, 16 Campus Boulevard, Suite 150, Newtown Square, Delaware County, PA 19073.

3. The date of filing of the original certificate was January 17, 1986.

4. Brandywine Holdings II, Inc. is withdrawing as the General Partner of the Partnership, effective as to the date of filing this Certificate.

5.   Effective as to the date of filing this Certificate, Brandywine Operating Partnership, L.P. is admitted as the General Partner of the Partnership. The name and address of the new General Partner of the Partnership is:

Brandywine Operating Partnership, L.P. 16 Campus Boulevard, Suite 150 Newtown Square, PA 19073

6. This Certificate may be executed in separate counterpart copies, each of which shall be considered an original and all of which shall be one and the same Certificate.

WITHDRAWING GENERAL PARTNER:
BRANDYWINE HOLDINGS II, INC.

	By:	/s/ Gerard H. Sweeney

	Name:	Gerard H. Sweeney
	Title:	President

NEW GENERAL PARTNER:
BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	BRANDYWINE REALTY TRUST, the general partner

	By:	/s/ Gerard H. Sweeney

	Name:	Gerard H. Sweeney
	Title:	President and Chief Executive Officer

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Amendment-Domestic (15 Pa C.S.)
Entity Number 901216

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	UNREADABLE TEXT			Document will be returned to the name and address you enter to the left.

Address	UNREADABLE TEXT

	City	State	Zip Code

Fee: $52	Filed in the Department of State on JUN 06 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is: C/N Oaklands Limited Partnership III

2.	The date of filing of the original Certificate of Limited Partnership Organization: 1-17-86

3.	Check and if appropriate complete, one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check and if appropriate complete, one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on _________ at _________
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this

4th day of June, 2002

C/N Oaklands Limited Partnership III

Name of Limited Partnership/Limited Liability Company
Signature
(See Exhibit B attached)

Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

C/N OAKLANDS LIMITED PARTNERSHIP III

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

“Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

“Article 6. The name and business address of each general partner is: Brandywine Operating Partnership, L.P., 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

“Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

EXHIBIT B

to

CERTIFICATE OF AMENDMENT

C/N OAKLANDS LIMITED PARTNERSHIP III

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership General Partner

By:	Brandywine Realty Trust, a Maryland real estate trust

By:	/s/ Brad A. Molotsky

Brad A. Molotsky, Secretary